UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 19, 2012
ATLANTIC RESOURCES INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
591 Camino de la Riena, Suite 802, San Diego, California		92108
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(619) 688-6505
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2012, Atlantic Resources Inc. (the “Company”) entered into a bridge loan agreement and promissory note with Skanderbeg Capital Partners Inc. (“Skanderbeg”). Under the terms of the bridge loan agreement, Skanderbeg Capital has agreed to loan the Company US$25,000 to facilitate the assignment to the Company of Skanderbeg’s interest in an option agreement related to the La Buena Project in Mexico (the “Transaction”).

The principal amount of the loan is due and payable in March 2013 if the Transaction is not completed. Upon the signing of a definitive agreement between the Company and Skanderbeg for the Transaction, the bridge loan will be applied to Skanderbeg’s investment obligations under that agreement and the promissory note will no longer be valid.

The bridge loan shall bear interest at the rate of Prime +1% per annum, payable on the maturity date.

Item 9.01	Financial Statements and Exhibits.
10.1	Bridge Loan Agreement with Skanderbeg Capital Partners Inc. dated March 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC RESOURCES INC.
/s/ John H. Schweitzer
John H. Schweitzer
President and Director

Date:	March 19, 2012